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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
PROVIDIAN FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Providian Financial Corporation to be held at 10:30 a.m., Pacific time, on Wednesday, May 8, 2002 in the Phyllis Wattis Theater, San Francisco Museum of Modern Art, 151 Third Street, San Francisco, California. Your Board of Directors and management look forward to your attending either in person or by proxy.

        This year you are being asked to consider and vote on the election of two directors and the ratification of the appointment of the Company's independent auditors. These matters are discussed in greater detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your Board of Directors unanimously believes that the items proposed by the Board are in the best interests of the Company and its stockholders and, accordingly, recommends a vote FOR each of the proposals.

        Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy card promptly, or you may vote by using the Internet or by telephone in accordance with the instructions included in the accompanying materials. You may also vote in person if you attend the meeting.

        If you have any questions or comments about matters discussed in the Proxy Statement, we'd be happy to hear from you. Please call our Investor Relations Department at (415) 278-6170.

Sincerely,

Joseph W. Saunders
 President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK
OF PROVIDIAN FINANCIAL CORPORATION:

        The Annual Meeting of Stockholders of Providian Financial Corporation (the "Company") will be held at 10:30 a.m., Pacific time, on Wednesday, May 8, 2002, in the Phyllis Wattis Theater, San Francisco Museum of Modern Art, 151 Third Street, San Francisco, California, for the following purposes:

  (1)
  To elect two directors to serve until the 2005 Annual Meeting of Stockholders or until their earlier retirement, resignation or removal;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2002; and

  (3)
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 11, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed to stockholders with this notice on or about April 1, 2002.

        A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the meeting at the Company's offices located at 201 Mission Street, San Francisco, California.

        Your vote is important.    Record holders of Providian Financial shares will be able to vote their shares by using the Internet or a toll-free telephone number. Instructions for using these services can be found on the enclosed proxy card. You may, of course, vote your shares by signing and dating the proxy card and sending it in by mail.

By Order of the Board of Directors

Ellen Richey
 Vice Chairman, General Counsel and Secretary
Providian Financial Corporation

San Francisco, California
April 1, 2002

PROVIDIAN FINANCIAL CORPORATION
201 MISSION STREET
SAN FRANCISCO, CALIFORNIA 94105

PROXY STATEMENT

Why did you send me this Proxy Statement?

        We, the Board of Directors of Providian Financial Corporation, are sending you this Proxy Statement and the enclosed proxy card because we are soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 10:30 a.m., Pacific time, on Wednesday, May 8, 2002, in the Phyllis Wattis Theater, San Francisco Museum of Modern Art, 151 Third Street, San Francisco, California.

        The Company is first sending this Proxy Statement and accompanying proxy card to stockholders on or about April 1, 2002.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including the election of directors and ratification of the appointment of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during 2001.

Who can vote?

        All holders of the Company's common stock (the "Common Stock") of record at the close of business on March 11, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were 288,881,095 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be voted on at the Annual Meeting.

How do I vote?

        If you hold Common Stock through a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from them on how to vote. It is important that you follow those instructions in order to have your shares voted.

        If you hold Common Stock in your own name as a holder of record through the Company's transfer agent, EquiServe Trust Company, N.A., you have the option of voting by proxy or voting in person at the Annual Meeting. If you vote by proxy, you may do so by signing and returning the enclosed proxy card or following the directions on the proxy card for Internet or telephone voting.

        If you vote by proxy, the proxy holders named on the proxy card will vote your shares as you designate. If you do not give specific voting instructions to the proxy holders, your shares will be voted in favor of Items 1 and 2 on the proxy card, and if any other matters are properly submitted to a vote at the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

If I change my mind, how can I revoke my proxy?

        If you vote by proxy, you may revoke your proxy at any time before the final tallying of votes. You may revoke your proxy by:

  •
  delivering a written notice of revocation to the Secretary of the Company;

  •
  signing another proxy card with a later date and returning it before the polls close at the meeting;

  •
  voting on the Internet or by telephone before the deadline for voting (see "Internet and Telephone Voting" on pages 23 and 24 of this Proxy Statement) (your LATEST Internet or telephone vote is the one counted); or

  •
  voting in person at the Annual Meeting.

Can I vote through the Internet or by telephone?

        Instead of submitting your proxy vote on the paper proxy card, you can vote on the Internet or by telephone. See "Internet and Telephone Voting" on pages 23 and 24 of this Proxy Statement for additional information. There are separate Internet and telephone voting arrangements depending on whether your shares are registered in your own name or held in "street name" through a broker, bank or other nominee.

Can I have the Company's annual meeting materials delivered to me electronically?

        If you have access to the Internet, you can consent to electronic delivery of the Company's future proxy statements, proxy cards and annual reports by responding affirmatively to the request for your consent when prompted. See "Electronic Delivery of Future Annual Meeting Materials" on page 24 of this Proxy Statement for additional information. If you consent and the Company delivers some or all of its future annual meeting materials to you by electronic mail or by posting materials to the Internet, you will not receive paper copies of these materials through the mail. Because electronic delivery could save the Company a significant portion of the costs associated with printing and mailing materials, we encourage you to consent to electronic delivery.

How are votes counted?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether or not a quorum is present. The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote are represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters presented at the meeting.

        If you hold your Common Stock in "street name" through a broker, generally the broker may vote the Common Stock it holds for you only in accordance with your instructions. However, if the broker has not received your instructions, the broker may vote on matters which the New York Stock Exchange determines to be routine. If a broker cannot vote on a particular matter because it is not routine, this will result in a "broker nonvote" on that matter. Shares that are the subject of broker nonvotes will count for quorum purposes.

What vote is required to approve the proposals?

        Item 1 on the proxy card requests your vote for the two nominees for director this year. You may cast or withhold your vote for each of the nominees. Directors are elected by a plurality of votes cast.

This means that the two director nominees who receive the most votes will be elected. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee. Similarly, a broker "nonvote" will not affect the outcome of the election.

        Item 2 will be approved if the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matter vote in favor of such matter. Abstentions have the same effect as a vote against such matter. However, a broker "nonvote" will not affect the outcome.

What are the Board's recommendations on the proposals?

        The Board recommends a vote FOR each of the nominees for director and a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who is paying for this solicitation?

        The Company will pay the cost of this proxy solicitation. Employees of the Company may solicit proxies by mail, telephone, facsimile or directly in person. Company employees do not receive additional compensation for soliciting proxies. The Company has retained Georgeson Shareholder Communications, Inc. to help solicit proxies on behalf of the Company for a fee of $7,000 plus reasonable out-of-pocket costs and expenses. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding ownership of the outstanding shares of Common Stock by any entity or person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and is based on Schedule 13G filings made by such entities or persons reporting shares beneficially owned as of December 31, 2001:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Owned (1)
Legg Mason, Inc. 100 Light Street Baltimore, MD 21202	25,966,048(2)	8.99%
Putnam Investments, LLC One Post Office Square Boston, MA 02109	19,999,654(3)	6.92%

(1)
All percentage calculations are based on the number of shares of Common Stock issued and outstanding on March 15, 2002, which was 288,881,095.

(2)
According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2002, Legg Mason, Inc. reports shared voting power with respect to 25,966,048 shares and shared dispositive power with respect to 25,966,048 shares as of December 31, 2001.

(3)
According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2002, Putnam Investments, LLC ("PI"), on behalf of itself and Marsh & McLennan Companies, Inc. ("M&MC"), Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC. ("PAC"), reports voting and dispositive power as of December 31, 2001 as follows: PIM, which is wholly owned by PI and the investment adviser to the Putnam family of mutual funds, is the beneficial owner of 14,769,132.4 shares and has shared dispositive power with respect to 14,769,132.4 shares. Each of the mutual funds' trustees has voting power over the shares held by each fund. PAC, which is wholly owned by PI and the investment adviser to Putnam's institutional clients, is the beneficial owner of 5,230,522.44 shares and has shared voting power with respect to 3,250,303.79 shares and shared dispositive power with respect to 5,230,522.44 shares. PI, a wholly-owned subsidiary of M&MC, is the beneficial owner of 19,999,654.9 shares and has shared voting power with respect to 3,250,303.79 shares and shared dispositive power with respect to 19,999,654.9 shares. Pursuant to Rule 13d-4, M&MC and PI declare that the filing of such Schedule 13G shall not be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(g), the beneficial owner of any securities covered by such Schedule 13G, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by such Schedule 13G.

Security Ownership of Management

        The number of shares of Common Stock beneficially owned by each director and nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees and executive officers as a group, as of March 15, 2002, is shown in the following table. For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) through May 14, 2002. Subject to applicable community property laws and shared voting or investment power with a spouse, each individual has sole investment and voting power with respect to the shares set forth in the table that follows unless otherwise noted. For additional information regarding equity and equity-based awards, see "Option Grants" and "Executive Employment and Change in Control Agreements."

Name of Director, Nominee or Executive Officer	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Common Stock Owned
Joseph W. Saunders+	500,000		*
Christina L. Darwall	65,109	(4)	*
James V. Elliott	253,089	(5)	*
Lyle Everingham	129,103	(6)	*
J. David Grissom	574,591	(7)	*
F. Warren McFarlan	109,859	(8)	*
Ruth M. Owades	66,409	(9)	*
Leonard D. Schaeffer	18,174		*
John L. Weinberg	260,829		*
Ellen Richey	955,655		*
David J. Petrini+	844,728		*
James Jones	178,995		*
Shailesh J. Mehta+#	7,855,009	(10)	2.72%
David Alvarez+	9,550		*
James Rowe+	450,750	(11)	*
All directors, nominees and executive officers as a group (17 persons)	12,771,885		4.42%

+
Mr. Saunders was named President and Chief Executive Officer effective November 25, 2001. Mr. Petrini was Vice Chairman, Finance, Administration and Technology until February 15, 2002 and is currently Chief Financial Officer of the Company. Mr. Mehta was Chairman of the Board until October 17, 2001, and he was President and Chief Executive Officer and a member of the Board of Directors until November 25, 2001. Mr. Alvarez was Vice Chairman, Global Credit and Market Management until December 4, 2001. Mr. Rowe was Executive Vice President and Chief Financial Officer until February 19, 2002.

#
The Company and Mr. Mehta are currently negotiating the terms of his departure from the Company. The information presented in this table with respect to Mr. Mehta's beneficial ownership of Common Stock has been prepared on the assumption, solely for the purposes of this table, that restricted shares granted to him under the Company's stock incentive plans continued to vest through March 15, 2002, and that the options granted to him under the Company's stock incentive plans continue to vest through May 14, 2002, and that they otherwise remained in effect in accordance with the terms under which the restricted shares and options were originally granted, without taking into account the termination of his employment prior to such dates.

*
Less than 1%.

(1)
Includes the following restricted shares granted under the Company's stock incentive plans: Mr. Saunders, 500,000 shares; Ms. Darwall, 3,200 shares; Mr. Elliott, 5,958 shares; Mr. Everingham, 3,820 shares; Mr. Grissom, 278,842 shares; Dr. McFarlan, 3,944 shares; Ms. Owades, 3,200 shares; Mr. Schaeffer, 2,279 shares; Mr. Weinberg, 3,812 shares; Ms. Richey, 274,895 shares; Mr. Petrini, 270,357 shares; Mr. Jones, 125,428 shares; and Mr. Mehta, 204,198 shares.

(2)
Includes the following shares subject to options granted under the Company's stock incentive plans which are now exercisable or are exercisable through May 14, 2002: Ms. Darwall, 50,500 shares; Mr. Elliott, 187,168 shares; Mr. Everingham, 78,000 shares; Mr. Grissom, 22,500 shares; Dr. McFarlan, 80,000 shares; Ms. Owades, 45,500 shares; Mr. Schaeffer, 11,334 shares; Mr. Weinberg, 78,000 shares; Ms. Richey, 623,156 shares; Mr. Petrini, 547,765 shares; Mr. Jones, 53,334 shares; Mr. Mehta, 7,099,683 shares; and Mr. Rowe, 346,668 shares.

(3)
Includes the following shares held in an account under the Company's 401(k) Plan as of December 31, 2001 (the latest Plan statement date), over which limited investment power is held: Mr. Elliott, 389 shares; Ms. Richey, 3,336 shares; Mr. Petrini, 4,063 shares; Mr. Jones, 111 shares; Mr. Mehta, 4,265 shares; Mr. Alvarez, 5,646 shares; and Mr. Rowe, 1,947 shares.

(4)
Includes 600 shares held in trust, as to which Ms. Darwall shares voting and investment power.

(5)
Includes 2,996 shares held in an individual retirement account.

(6)
Includes 19,962 shares held in trust.

(7)
Includes 13,500 shares owned by Mr. Grissom's spouse, as to which Mr. Grissom disclaims beneficial ownership.

(8)
Includes 1,800 shares owned by Dr. McFarlan's spouse, as to which Dr. McFarlan disclaims beneficial ownership.

(9)
Includes 3,000 shares held in the name of Ms. Owades' spouse, as to which Ms. Owades shares voting and investment power.

(10)
Includes 732,629 shares held in trust, as to which Mr. Mehta shares voting and investment power; and 18,432 shares as to which Mr. Mehta shares voting and investment power and which are held by a private charitable foundation of which Mr. Mehta is a director.

(11)
Includes 198 shares held in an individual retirement account and 2,250 shares held in trust, as to which Mr. Rowe shares voting and investment power.

        The Board's Human Resources Committee has established stock ownership guidelines for the Company's directors and senior managers. The guidelines set certain stock ownership levels for directors and senior managers to further align their interests with stockholders. The stock ownership levels provided by the guidelines are five times annual retainer for non-employee directors; two, three or five times base salary for senior managers, depending on the office held; and ten times base salary for the Chief Executive Officer. Restricted stock, vested stock options and stock held in the Company's 401(k) Plan may be used to satisfy the guidelines. Directors and senior managers have a period of four years from the later of the introduction of the guidelines in 1997 or their election or appointment to meet the targeted stock ownership levels. The stock ownership guidelines are currently being reexamined with a view to adjusting them to reflect the recent significant decrease in the price of the Company's stock.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company currently has nine directors. Christina L. Darwall, who is in the class of directors whose term expires in 2002, has informed the Company that she will not stand for re-election this year due to health reasons. John L. Weinberg, who is also in the class of directors whose term expires in 2002, informed the Company last year that he will not stand for re-election this year. Lyle Everingham, who is in the class of directors whose term expires in 2003 and whose intention to resign from the Board of Directors was noted in our Proxy Statement for the 2001 Annual Meeting of Stockholders, intends to resign from the Board immediately following the scheduled meeting of the Board to be held in May, 2002. Accordingly, in May, 2002, the Board intends to reduce the number of directors to six. The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes. Each class of directors serves a staggered three-year term (or a shorter term if a director is filling a vacancy). Mr. Elliott and Ms. Owades are standing for election at the Annual Meeting to serve for a term of three years expiring in 2005. Ms. Owades was appointed to the Board of Directors effective April 1, 1998 and has served continuously on the Board since that time. Mr. Elliott was appointed to the Board of Directors in 1995 and has served continuously on the Board since that time. Both nominees have consented to be named and to serve if elected. The Company does not presently know of any reason that would preclude any nominee from serving if elected. If any nominee, for any reason, should become unable or unwilling to stand for election as a director, either the shares of Common Stock represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend, or, if the Board of Directors so determines, the number of directors to be elected at the Annual Meeting will be reduced accordingly.

        The following information, which is based on information provided to the Company by the nominees and current directors, sets forth their age, length of service as a director of the Company, positions and offices with the Company, principal occupations during the past five years and other directorships of publicly held companies.

        The Board of Directors Recommends a Vote FOR the Nominees Named in This Proposal.

Nominees for Election at the Annual Meeting are:

    James V. Elliott, 58
    Director since 1995.
    Consultant to the Company from November 2000 to May 2001; Executive Vice President of the Company and Managing Director of the Company's U.K. Business from August 1998 to November 2000. Attorney at law in private practice from 1997 to August 1998. Senior Vice President and General Counsel of Providian Corporation from 1995 to 1997.

    Ruth M. Owades, 53
    Director since 1998.
    Chairman and Chief Executive Officer, Calyx & Corolla, a fresh flower catalog company, from 1988 to present.

    Other directorships: J. Jill, Inc.

Directors Whose Terms Expire in 2003 are:

    Lyle Everingham, 76
    Director since 1997.
    Retired Chairman and Chief Executive Officer, The Kroger Co., a food and drug retailer and manufacturer. Mr. Everingham has informed the Company that he intends to retire from the Company's Board of Directors in May 2002.

    F. Warren McFarlan, D.B.A., 64
    Director since 1997.
    Professor of Business Administration, Harvard Business School, from 1973 to present; Senior Associate Dean, Harvard Business School, from 1991 to present; Director of External Affairs, Harvard Business School, from 1995 to 1999; Director, Asia-Pacific Initiative at Harvard Business School, from 1999 to present; member of the Harvard University faculty from 1964 to present.

    Other directorships: Computer Sciences Corporation and Li and Fung Limited.

    Joseph W. Saunders, 56
    Director since November 2001.
    President and Chief Executive Officer of the Company from November 2001 to present. Chairman and Chief Executive Officer of Fleet Credit Card Services from 1997 to November 2001. Prior to that, Mr. Saunders was Chief Executive Officer of Household Credit Services and held various executive positions at Household International, Inc. over a 12-year period. Mr. Saunders was appointed to the Board effective as of November 25, 2001 to fill the vacancy on the Board resulting from the departure of Mr. Mehta.

Directors Whose Terms Expire in 2004 are:

    J. David Grissom, 63
    Director since 1997 and Chairman of the Board since October 2001.
    Chairman, Mayfair Capital, a private investment company, from 1989 to present. Chairman, The Glenview Trust Company, a private trust and investment management company, from February 2001 to present.

    Other directorships: Churchill Downs, Incorporated.

    Leonard D. Schaeffer, 56
    Director since February 2001.
    Chairman of the Board of Directors and Chief Executive Officer, Wellpoint Health Networks Inc., a health care company, from August 1992 to present.

    Other directorships: Wellpoint Health Networks Inc. and Allergan Inc.

Committees of the Board

        The Company's By-laws authorize the Board to designate committees to assist it in the management of the business and affairs of the Company. The Board has designated the following committees to which directors are appointed: Audit and Compliance, Human Resources, Asset Liability, Marketing and Customer Satisfaction, and Special.

        The Audit and Compliance Committee makes recommendations to the Board of Directors as to the selection of the Company's independent auditors and assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. See "Audit and Compliance Committee Report." The members of the Audit and Compliance Committee are currently Ms. Darwall (Chair), Ms. Owades and Mr. Schaeffer. The Audit and Compliance Committee met seven times during 2001.

        The Human Resources Committee reviews and approves the compensation and benefits policies and practices of the Company. Approval of the salary and bonus of the Chief Executive Officer is subject to approval by the full Board of Directors in addition to approval by the Committee. The Human Resources Committee recommends to the Board nominations for directors and the Chief

Executive Officer of the Company and is responsible for the appointment of other officers. The Committee also reviews matters related to management succession. In addition, the Committee administers certain employee benefit plans. The members of the Human Resources Committee are currently Dr. McFarlan (Chair) and Messrs. Everingham, Grissom and Weinberg. The Human Resources Committee met four times during 2001.

Directors' Meetings

        During 2001, the Company's Board of Directors held 13 meetings. Each director attended at least 75 percent of the aggregate number of meetings of the Board and of applicable committees of the Board held during the period that he or she served as a member of the Board or such committees.

Directors' Compensation

        Directors who are officers of the Company receive no additional compensation for serving on the Company's Board of Directors. All other directors are paid an annual retainer of $54,000 and an additional $2,000 annually for serving as a committee chair. Directors may elect to receive 25% or more of their total annual retainer in either unrestricted Common Stock or phantom stock units. Directors who elect to receive all or a portion of their retainer in unrestricted Common Stock or phantom stock units receive an additional award in restricted Common Stock or phantom stock units, as the case may be, equal to 25% of their total annual retainer. One-half of the restricted stock or phantom stock units comprising such additional award vests after three years and the balance vests after six years. However, if a director disposes of unrestricted retainer shares or phantom stock units before the vesting of the related restricted stock or phantom stock units, the director will forfeit all or a portion of such related restricted stock or phantom stock units, as the case may be. In addition, in 2001, each of the non-employee directors received an option to purchase 8,000 shares of Common Stock, and each director who was a chair of the Audit and Compliance Committee or of the Human Resources Committee at any time during 2001 received an option for an additional 2,000 shares of Common Stock, which vests in each case in one year. The Company's directors also are reimbursed for necessary and reasonable expenses incurred in the performance of their duties as directors.

        Mr. Grissom was awarded 275,000 shares of restricted stock under the Company's stock incentive plan on February 13, 2002 in consideration of his services as Chairman of the Board. Mr. Grissom became Chairman on October 17, 2001 in connection with the steps that the Company initiated to improve the Company's risk profile and address its earnings challenges. The restricted stock awarded to Mr. Grissom will vest on October 17, 2002, or, if earlier, upon his death or Disability or a Change in Control (as such terms are defined in the Company's stock incentive plan).

Executive Compensation and Other Information

        The following table shows compensation information for the last three fiscal years for the Chief Executive Officer and the former Chief Executive Officer and the four other most highly compensated executive officers of the Company, as well as one additional individual who, but for the fact that he was not serving as an executive officer of the Company at the end of 2001, would have been among the Company's four most highly compensated executive officers (other than the Chief Executive Officer) for that year (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($) (2)(3)(4)(5)	Securities Underlying Options(#)(6)	All Other Compensation ($)(7)(8)(9)
Joseph W. Saunders* President and Chief Executive Officer	2001	43,846	2,000,000	26,549	1,480,500	750,000	—
Ellen Richey Vice Chairman, General Counsel and Secretary	2001 2000 1999	387,981 362,885 293,462	— 337,517 315,032	30,072 25,806 6,320	— 1,042,708 419,969	175,000 250,000 170,000	15,136 40,090 42,944
David J. Petrini* Chief Financial Officer	2001 2000 1999	365,769 289,616 254,423	— 270,046 240,024	33,275 48,942 87,700	— 997,679 319,976	110,000 150,000 70,000	14,754 41,480 35,577
James Jones* Vice Chairman, Credit and Collections	2001 2000	360,000 86,154	— 52,501	— —	— 34,999	60,000 100,000	11,880 —
Shailesh J. Mehta*# Former Chairman, President and CEO	2001 2000 1999	928,654 955,962 892,308	— 1,371,103 1,200,000	573,362 1,029,369 848,710	— 3,912,378 4,427,438	700,000 1,000,000 680,000	304,090 440,398 377,468	(10)
David Alvarez* Former Vice Chairman, Global Credit and Market Management	2001 2000 1999	447,596 454,808 329,423	— 427,550 405,041	55,634 62,952 41,132	— 1,375,250 776,428	225,000 300,000 250,000	19,066 66,348 54,200
James Rowe* Former Executive Vice President and Chief Financial Officer	2001 2000 1999	347,847 315,731 247,885	— 180,012 180,018	2,241 914 1,165	— 119,988 239,982	60,000 220,000 90,000	13,074 39,350 33,617

*
Mr. Saunders was named President and Chief Executive Officer effective November 25, 2001. Mr. Petrini was Vice Chairman, Finance, Administration and Technology until February 15, 2002. Mr. Jones joined the Company as an executive officer in September 2000. Mr. Mehta was Chairman of the Board until October 17, 2001, and he was President and Chief Executive Officer and a member of the Board of Directors until November 25, 2001. Mr. Alvarez was Vice Chairman, Global Credit and Market Management until December 4, 2001. Mr. Rowe was Executive Vice President and Chief Financial Officer until February 19, 2002.

#
The Company and Mr. Mehta are currently negotiating the terms of his departure from the Company. The information presented in this table with respect to Mr. Mehta's compensation, including the information in footnotes (3), (4) and (5) below, has been prepared on the assumption, solely for the purposes of this table, that restricted shares and options granted to him under the Company's stock incentive plans continued to vest through December 31, 2001 and otherwise remained in effect in accordance with the terms under which the restricted shares and options were originally granted, without taking into account the termination of his employment prior to that date.

(1)
Includes amounts reimbursed during the year for payment of taxes and includes above-market interest on deferred compensation paid or payable during the year but deferred at the election of the Named Executive Officer.

(2)
Represents the dollar value of restricted stock awarded under the Company's stock incentive plans (based on the closing market price on the date of grant).

(3)
Dividends on restricted stock awards are paid at the same rate as paid to all stockholders. On December 31, 2001, based on the closing price of the Common Stock of $3.55, the Named Executive Officers held shares of restricted stock having a then market value as follows: Mr. Saunders, 450,000 shares, $1,597,500; Ms. Richey, 34,425 shares, $122,209; Mr. Petrini, 28,344 shares, $100,621; Mr. Jones, 642 shares, $2,279; Mr. Mehta, 286,332 shares, $1,016,479; and Mr. Rowe, 13,638 shares, $48,415.

(4)
Shares of restricted stock awarded to Mr. Saunders vest in three equal amounts beginning November 25, 2002. Includes for 2000 the following shares of restricted stock awarded under the Company's stock incentive plan in the first quarter of 2001 as part of the Company's annual incentive award for 2000, which vest in three equal annual amounts beginning February 15, 2002: Ms. Richey, 4,127 shares; Mr. Petrini, 3,301 shares; Mr. Jones, 642 shares; Mr. Mehta, 16,767 shares; Mr. Alvarez, 5,227 shares; and Mr. Rowe, 2,201 shares. Also includes for 2000 the following additional shares of restricted stock awarded under the Company's stock incentive plan in the first quarter of 2001 based on the Company's performance in 2000, which vest in five equal annual amounts beginning February 15, 2002: Ms. Richey, 15,000 shares; Mr. Petrini, 15,000 shares; Mr. Mehta, 55,000 shares; and Mr. Alvarez, 20,000 shares.

(5)
Shares of restricted stock awarded to the Named Executive Officers under the Company's stock incentive plans in 2000 as part of the Company's annual incentive award for 1999 vest in three equal annual amounts beginning February 15, 2001. Additional shares awarded under the Company's stock incentive plans to Mr. Mehta and to Mr. Alvarez in 2000 on the basis of the Company's performance in 1999 vest in five equal annual amounts beginning February 15 of the year following the date of grant.

(6)
Represents the number of shares of Common Stock underlying options.

(7)
Includes the Company's contributions to each Named Executive Officer under the Company's 401(k) Plan and nonqualified defined contribution plan during 1999, 2000 and 2001. In 2001, Company contributions in the amount of $5,610 were made to the Company's 401(k) Plan for each of Messrs. Petrini, Jones, Mehta, Alvarez and Rowe and Ms. Richey; and the following contributions were made under the Company's nonqualified defined contribution plan: $6,765 for Ms. Richey; $6,460 for Mr. Petrini; $6,270 for Mr. Jones; $25,036 for Mr. Mehta; $9,161 for Mr. Alvarez; and $5,869 for Mr. Rowe.

(8)
Under the retirement component of the Company's 401(k) Plan, annual contributions are made by the Company after the end of each fiscal year in an amount based on a percentage of the employee's compensation. The percentage is determined each year by the Company at its discretion. The percentage for 2001 has not yet been determined, and the amounts of such annual contributions to the Named Executive Officers for 2001 are therefore not included in this column. The amounts of the Company's annual contributions for 2000, which were not available at the time of the preparation of the Company's Proxy Statement for the 2001 Annual Meeting, are included in this column for 2000.

(9)
Includes above-market interest earned on nonqualified retirement benefits and payable in future periods in the following amounts: $2,761 for Ms. Richey; $2,684 for Mr. Petrini; $11,121 for Mr. Mehta; $4,295 for Mr. Alvarez; and $1,595 for Mr. Rowe.

(10)
Includes $262,324 in Company contributions to Mr. Mehta's supplemental retirement plan.

Option Grants

        The following table contains information concerning the grant of stock options in 2001 to the Named Executive Officers. Included is information on potential realizable value to the Named Executive Officers, assuming growth of the Common Stock at the stated rates of appreciation.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Joseph W. Saunders*	750,000	12.63%	3.27	11/25/11	1,542,364	3,908,653
Ellen Richey	175,000	2.95%	51.91	05/09/11	5,713,036	14,477,955
David J. Petrini*	110,000	1.85%	51.91	05/09/11	3,591,051	9,100,429
James Jones	60,000	1.01%	51.91	05/09/11	1,958,755	4,963,870
Shailesh J. Mehta*	700,000	11.78%	51.91	05/09/11	22,852,144	57,911,820
David Alvarez*	225,000	3.79%	51.91	05/09/11	7,345,332	18,614,514
James Rowe*	60,000	1.01%	51.91	05/09/11	1,958,755	4,963,870

*
Mr. Saunders was named President and Chief Executive Officer effective November 25, 2001. Mr. Petrini was Vice Chairman, Finance, Administration and Technology until February 15, 2002 and is currently Chief Financial Officer of the Company. Mr. Mehta was Chairman of the Board until October 17, 2001, and he was President and Chief Executive Officer and a member of the Board of Directors until November 25, 2001. Mr. Alvarez was Vice Chairman, Global Credit and Market Management until December 4, 2001. Mr. Rowe was Executive Vice President and Chief Financial Officer until February 19, 2002.

(1)
The Company granted an option to each of the Named Executive Officers, other than Mr. Saunders, on May 9, 2001, and an option to Mr. Saunders on November 25, 2001. The options granted become exercisable in three equal annual amounts beginning on the first anniversary of the date of grant.

(2)
The amounts shown represent certain assumed rates of appreciation only. Actual gains on stock option exercises, if any, are dependent on the future performance of the Common Stock and overall condition of the stock market, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 2001 and unexercised options held on December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/01 (#)		Value of Unexercised In-the-Money Options at 12/31/01 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph W. Saunders*	—	—	—	750,000	—	270,000
Ellen Richey	—	—	458,156	398,332	—	—
David J. Petrini*	—	—	437,765	233,333	—	—
James Jones	—	—	33,334	126,666	—	—
Shailesh J. Mehta*#	—	—	6,306,350	1,593,332	—	—
David Alvarez*	364,568	12,156,137	386,667	—	—	—
James Rowe*	10,000	385,900	333,335	236,665	—	—

*
Mr. Saunders was named Chief Executive Officer and President of the Company effective November 25, 2001. Mr. Petrini was Vice Chairman, Finance, Administration and Technology until February 15, 2002 and is currently Chief Financial Officer of the Company. Mr. Mehta was Chairman of the Board until October 17, 2001, and he was President and Chief Executive Officer and a member of the Board of Directors until November 25, 2001. Mr. Alvarez was Vice Chairman, Global Credit and Market Management until December 4, 2001. Mr. Rowe was Executive Vice President and Chief Financial Officer until February 19, 2002.

#
Mr. Mehta's employment with the Company terminated effective November 25, 2001. The Company and Mr. Mehta are currently negotiating the terms of his departure from the Company. The information presented in this table assumes, solely for the purposes of this table, that the options granted to Mr. Mehta under the Company's stock incentive plans remained in effect in accordance with the terms under which the options were originally granted, without taking into account the termination of his employment prior to that date.

(1)
Based on the average of the high and low prices of the Common Stock on December 31, 2001, equal to $3.63 per share.

Executive Employment and Change in Control Agreements

        The Company previously entered into an employment agreement with Shailesh J. Mehta (the "Mehta Employment Agreement"), pursuant to which Mr. Mehta was employed as Chairman, President and Chief Executive Officer of the Company. Mr. Mehta resigned from his position as Chairman on October 17, 2001 and his employment with the Company and his membership on the Board of Directors were terminated effective as of November 25, 2001. Mr. Mehta and the Company are currently negotiating the terms of Mr. Mehta's departure from the Company. Mr. Mehta's employment agreement provided that in the event the Company terminated Mr. Mehta's employment without Cause (as defined in the Mehta Employment Agreement), or he terminated his employment for Good Reason (as defined in the Mehta Employment Agreement), Mr. Mehta would receive certain severance benefits, including continuation of Mr. Mehta's annual base salary, bonus and other benefits, accelerated vesting of options and continued vesting of restricted stock, for three years following such termination.

        On November 25, 2001, the Company entered into an employment agreement with Joseph W. Saunders (the "Saunders Employment Agreement"), pursuant to which Mr. Saunders is employed as President and Chief Executive Officer of the Company. The term of the Saunders Employment Agreement commenced on November 25, 2001, and ends on December 31, 2004. Mr. Saunders' current annual base salary is $600,000. Mr. Saunders is entitled to a guaranteed minimum annual bonus payment of $900,000 for fiscal year 2002, and has the opportunity for annual incentive bonuses thereafter, with a target bonus of $900,000. Mr. Saunders received a signing bonus of $2,000,000, intended to make him whole for compensation he forfeited in connection with the termination of his prior employment. Mr. Saunders also received an option to purchase 750,000 shares of the Common Stock with an exercise price equal to the average of the high and the low price of the Common Stock on the last trading day before November 25, 2001, the date on which the option was granted, or $3.27 per share, and 500,000 shares of restricted stock. The option and restricted stock vest in three equal annual installments, provided that Mr. Sanders is employed with the Company as of each vesting date. The terms of the Saunders Employment Agreement include a relocation package that provides for moving costs, temporary accommodations, travel expenses, and compensation if and to the extent the sale price of Mr. Saunders' Philadelphia home is below a prescribed minimum amount. Mr. Saunders is also entitled generally to participate in the employee benefit plans of the Company, including equity and other retirement or welfare benefit plans, policies and programs maintained by the Company for the benefit of senior executives. In the event the Company terminates Mr. Saunders' employment without Cause (as defined in the Saunders Employment Agreement), or he terminates his employment for Good Reason (as defined in the Saunders Employment Agreement), Mr. Saunders will receive a severance payment equal to three times his annual base salary and target bonus. In addition, the 500,000 shares of restricted stock granted in conjunction with the Saunders Employment Agreement and all of his unvested stock options will fully vest upon termination of Mr. Saunders' employment due to death or Disability, a Change in Control, a termination by the Company without Cause, or a voluntary termination by Mr. Saunders for Good Reason (as such terms are defined in the Saunders Employment Agreement). If any payment or distribution to Mr. Saunders is subject to any "excess parachute payment" excise tax or similar tax, he will be entitled to receive tax restoration payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such tax restoration payments, Mr. Saunders will retain an amount equal to the amount he would have retained if such excise tax or similar tax had not applied.

        In addition to the employment agreements with Mr. Mehta and Mr. Saunders described above, the Company has entered into change in control employment agreements with the other Named Executive Officers. In these agreements, a "Change in Control" is defined as the acquisition by a person or group of 20% or more of the Common Stock or other voting securities of the Company (subject to specified exceptions), certain changes in the majority of the Company's Board of Directors, certain mergers involving the Company, or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a Change in Control the officer's employment is terminated by the Company, other than for Disability or Cause (as defined in such agreements), or if the officer terminates his or her employment for Good Reason (as defined in such agreements) or within a 30-day period beginning one year after the Change in Control, the officer will be entitled to the following benefits: base salary and a pro rata bonus through the date of termination, a severance payment equal to three times the officer's annual base salary and bonus, any deferred compensation not yet paid by the Company, a special retirement benefit equal to a specified retirement contribution percentage multiplied by three times his or her annual base salary and bonus, a payment in an amount equal to the officer's unvested portion of any qualified or nonqualified retirement contribution account established for the officer (in addition to any vested amounts due the officer under any of the Company's retirement plans), and, for a period of three years after the date of termination, medical, welfare and other benefits under any plans, policies and programs under which the officer is eligible to receive such benefits. Additionally, if any payment or distribution to the officer by the Company or any subsidiary or affiliate would be subject to any "excess parachute payment" excise tax or similar tax, the officer will be entitled to receive tax restoration payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such tax restoration payments, the officer will retain an amount equal to the amount the officer would have retained if such excise tax or similar tax had not applied. In addition to the change in control agreements with Named Executive Officers described in this paragraph, the Company has entered into change in control employment agreements with certain other officers, the specific terms of which are no more favorable to such officers than those described in this paragraph.

Related Transactions

        In October, 2001, the Company purchased William A. Wiggenhorn's residence near Chicago, Illinois at a cost of $1,550,000, based on a third party appraisal, in connection with Mr. Wiggenhorn's employment by the Company as its Executive Vice President and Chief Human Resources Officer. Also in October, 2001, the Company, through its subsidiary First Select Corporation, made a loan in the amount of $300,000 to Mr. Wiggenhorn. The proceeds of the loan were used by Mr. Wiggenhorn to purchase a home in California upon his relocation from Chicago. The loan is evidenced by a promissory note that provides for interest to accrue at the rate of 5.5% per annum, or 10% per annum upon the occurrence of a default. The loan has become due and payable and demand for payment has been made. The largest principal amount of the loan outstanding at any time was $300,000. As of March 15, 2002, the full amount of principal and interest on the loan remains outstanding.

        On December 27, 2001, in connection with her employment by the Company as Vice Chairman, Operations and Systems, the Company entered into an agreement with Susan Gleason under which the Company agreed to purchase Ms. Gleason's residence in Pennsylvania at a purchase price to be determined by a third party appraisal.

Compensation Committee Interlocks and Insider Participation and Certain Transactions

        The Company's Human Resources Committee reviews and approves the compensation and benefits policies and practices of the Company. The members of the Human Resources Committee during 2001 were Dr. McFarlan and Messrs. Everingham, Grissom and Weinberg, none of whom has served as an officer or employee of the Company or any of its subsidiaries. Mr. Weinberg is presently Senior Chairman of The Goldman Sachs Group, Inc. He is a former Senior Chairman and Limited Partner of Goldman, Sachs & Co. and a former director of The Goldman Sachs Group, Inc. The Company has retained Goldman, Sachs & Co., a wholly owned subsidiary of The Goldman Sachs Group, Inc., from time to time to perform investment banking and financial advisory services for the Company. Goldman, Sachs & Co. may be called upon to provide similar services to the Company in the future.

Human Resources Committee
Executive Compensation Report
March 20, 2002

        The Company's executive compensation program is administered by the Human Resources Committee (the "Committee"), a committee of the Board of Directors composed exclusively of non-employee directors. The Committee either approves or recommends to the Board of Directors payment amounts and award levels for the Company's executive officers. This report is being submitted by the Committee.

Compensation Philosophy

        The Company's executive compensation philosophy is to closely align total compensation to corporate performance and shareholder value creation. The Company's philosophy is implemented through a strategy that seeks to reflect a clear relationship between compensation and Company performance, to focus executives on achieving the Company's business objectives and its short-term and long-term performance goals, and to provide competitive pay to attract and retain superior executives critical to the Company's long-term success.

        The executive compensation program emphasizes performance goals and building shareholder value by providing executives with direct ownership in the Company and aligning their personal interests with shareholder interests. The compensation strategy is applied to all of the Company's executives, with greater portions of compensation linked to performance goals and the price of the Company's Common Stock for executives with the greatest ability to influence the Company's short- and long-term performance. In addition to the Company's senior executives, certain other officers and managers participate in the equity incentive programs and other incentive plans.

        The Committee is composed entirely of independent, non-employee directors. Each of the members qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. In addition to its duties relating to director and officer recommendations and appointments, the Committee reviews and approves the performance-based compensation of the Company's President and Chief Executive Officer and certain other executive officers, including the Company's four most highly compensated officers other than the President and Chief Executive Officer, reviews and approves the Company's compensation and benefit programs, and administers certain of the Company's benefit plans. The full Board also approves the compensation of the Company's President and Chief Executive Officer following the Committee's review and approval. The Committee periodically reviews the various elements of the executive compensation program.

        The key elements of the executive compensation program are base salary, annual cash and/or stock based incentives, and long-term stock-based incentives such as stock options and restricted stock. These elements, which work in combination in effecting our compensation philosophy, are designed to support both short-term results (through salary and annual incentive payments or awards) and long-term results (through stock options and restricted stock awards). Although the Committee separately considers each element of compensation, the executive compensation program takes into account the total compensation package of each executive officer, including retirement benefits and health and welfare benefits. The Committee has determined that the elements of the program are appropriately designed to support the Company's business strategies, performance goals and efforts to build shareholder value.

Base Salary

        Base salaries for executive employees are determined using market reference points, based on relevant salary surveys for specific positions and job classifications, the responsibilities of the position, and the experience and performance of the individual executive. The Company does not use a specific formula to determine base salaries, although the Committee has determined that executive salaries must be competitive with other companies, including those in the financial services industry and other companies that compete for executives in our local markets (such companies are referred to as "reference companies") in order to attract and retain qualified executives.

        Base salary increases, if any, are determined by reviewing compensation data for reference companies, the Company's performance for the year, the executive's performance for the year and the amount of time since the executive's most recent base salary increase.

        Base salary for Mr. Saunders is discussed below under "—Compensation of the Chief Executive Officer."

Annual Incentives

        In addition to base salary amounts, the Company provides executives with annual incentive award opportunities under the Company's Management Incentive Plan and/or 2000 Stock Incentive Plan. These opportunities are based on the Company's and executives' performance during the year. Annual incentive awards may be made in cash and/or in stock-based grants, as determined by the Committee. As described below, stock-based grants can also provide long-term incentive benefits.

        It has been the Company's policy to set annual incentive award targets which, if achieved, would position total annual compensation above median competitive levels. The Company has historically established annual incentive award goals based on the Company's earnings per share during the applicable year. Because the Company did not meet the annual incentive performance objectives it established for 2001, no annual cash or stock-based incentive awards will be paid in respect of services in 2001.

        Annual incentive awards relating to Mr. Saunders are discussed below under "—Compensation of the Chief Executive Officer."

Long-Term Incentives

        Long-term incentive awards are provided to executives through the award of stock options and restricted stock. The Company typically provides annual stock option grants to executives (as well as to other employees) under the Company's 2000 Stock Incentive Plan. In addition, the Company occasionally makes option and restricted stock awards to executives during the year, as appropriate, including as necessary to reflect new responsibilities assumed by the executive, retention initiatives and new hires. As a result of uncertainty stemming from the Company's recent strategic initiatives, the Committee in December determined to make restricted stock grants it believed necessary to retain certain key executive officers (as well as other employees) and thereby help ensure the stability of the Company. These grants to key executive officers were made in January 2002.

        The Committee selects the executives who will receive option and/or restricted stock awards based on several factors, including competitive grant practices at reference companies and the executive's level of responsibility, individual contribution and total annual compensation. Options and restricted stock generally vest in equal installments over a three-year period and generally require that the executive remain employed by the Company until the time of vesting. Options expire no later than ten years from the date of grant.

        Stock option and restricted stock grants are intended to motivate executives to improve the long-term performance of the Company's Common Stock. Because the Company awards options having an exercise price equal to the market price of the Common Stock at the time of grant, the option grants provide value only when the price of the Common Stock increases above that price, thereby tying awards to the future performance of the Common Stock. Restricted stock awards also serve to directly tie the executives' compensation with the performance of the Company since an increase in the stock price results in a benefit to the executive.

        Long-term incentive awards relating to Mr. Saunders are discussed below under "—Compensation of the Chief Executive Officer."

Compensation of the Chief Executive Officer

        In November 2001, the Committee approved an employment contract with Mr. Saunders to serve in the position of President and Chief Executive Officer. Mr. Saunders' base salary was set at $600,000 for 2002. The Committee also approved a signing bonus of $2,000,000 to make Mr. Saunders whole for compensation Mr. Saunders forfeited upon his departure from his prior employment.

        In connection with his appointment as President and Chief Executive Officer, the Committee approved a grant of 500,000 shares of restricted stock to Mr. Saunders under the Company's 2000 Stock Incentive Plan. These shares are scheduled to vest in equal installments over a three-year period, subject to the terms of Mr. Saunders' employment agreement. The Committee also approved a guaranteed minimum bonus of $900,000 for Mr. Saunders for 2002.

        In addition, upon his appointment, Mr. Saunders was awarded an option to purchase 750,000 shares of Common Stock under the Company's 2000 Stock Incentive Plan. The option has an exercise price of $3.27 per share, which was the average of the high and the low price of the Company's Common Stock on the last trading day prior to November 25, 2001, the grant date. These options are scheduled to vest in equal installments over a three-year period, subject to the terms of Mr. Saunders' employment agreement.

Deductibility of Compensation Expenses

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits federal income tax deductions by the Company for compensation paid to the chief executive officer and the four other most highly compensated officers to $1 million per officer per year, unless it is "qualified performance-based" compensation. To qualify as "performance-based" compensation, compensation payments must be made pursuant to an incentive plan the material terms of which have been approved by stockholders, and must satisfy certain other conditions, including limitations on the discretion of the Committee in determining the amounts of such compensation. The Company's Management Incentive Plan and 2000 Stock Incentive Plan have been designed to satisfy the requirements to permit the Company to pay and award qualified performance-based compensation such that amounts thereunder will not be subject to the deduction limitations of Section 162(m). The Committee believes that the payment of compensation that is subject to the deduction limits of Section 162(m) is sometimes in the best interests of the Company and has approved, and may approve, arrangements that provide for non-deductible payments in certain circumstances.

Human Resources Committee

F. Warren McFarlan (Chair)
Lyle Everingham
J. David Grissom
John L. Weinberg

Audit and Compliance Committee Report
March 20, 2002

        The Audit and Compliance Committee of the Board of Directors (the "Committee") is composed of three members of the Board, all of whom meet the independence and experience requirements of The New York Stock Exchange. The Committee operates pursuant to a charter, a copy of which is attached to this Proxy Statement as Appendix I, that was last amended and restated by the Board on March 20, 2002.

        Management of the Company is primarily responsible for the Company's financial reporting process and its compliance with applicable laws and regulations, and the Company's independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee is responsible for assisting the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. In undertaking these responsibilities, the Committee considers such matters as it determines to be appropriate under the circumstances, including those matters set forth in its charter.

        In the performance of its responsibilities, the Committee has, among other things, reviewed and discussed the audited financial statements and related matters with management and the independent auditors. The Committee has also discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation, internal audit and any other services provided by Ernst & Young LLP, has considered whether the provision of those services by Ernst & Young LLP to the Company is compatible with maintaining the auditor's independence, and has discussed with Ernst & Young LLP its independence.

        Based upon the review and discussions described in this report and such other considerations as the Committee determined to be appropriate, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

Audit and Compliance Committee

Christina L. Darwall (Chair)
Ruth M. Owades
Leonard D. Schaeffer

2001 Auditor Fees

Audit Fees

        Ernst & Young LLP's aggregate fee for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the Company's financial statements included in the Company's Forms 10-Q for the year ended December 31, 2001 was approximately $770,000.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Ernst & Young LLP for information technology services of the type described in Rule 2.01(c)(4)(ii) of Regulation S-X during the year ended December 31, 2001.

All Other Fees

        The aggregate amount of fees billed for all other services rendered by Ernst & Young LLP during the year ended December 31, 2001 was $1,785,900. This sum included $1,240,700 for audit related fees and $545,200 for non-audit services, primarily related to fees for tax-related services.

        The Audit and Compliance Committee has determined that Ernst & Young LLP's provision of non-audit services to the Company is compatible with the auditor's independence.

Performance Graph

        Set forth below is a line-graph presentation comparing the cumulative total stockholder return on the Common Stock on an indexed basis since June 11, 1997, when the Common Stock first began trading on The New York Stock Exchange, with the cumulative total stockholder return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Composite Index over the same period. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on June 11, 1997 and assumes reinvestment of all dividends. Historical stock price is not indicative of future stock price performance.

	Providian Financial	S&P 500	S&P Financial
06/11/97	100	100	100
12/31/97	151	113	120
12/31/98	377	145	134
12/31/99	459	175	139
12/31/00	581	159	176
12/31/01	36	140	160

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITORS

        The Board of Directors, adopting the recommendation of the Audit and Compliance Committee, has appointed the certified public accounting firm of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002, subject to ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement. Ernst & Young LLP has served as the Company's independent auditors since 1984.

        If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the Annual Meeting, or if Ernst & Young LLP declines or is incapable of acting, the appointment of independent auditors will be submitted to the Board of Directors for reconsideration.

        The Board of Directors Recommends a Vote FOR the Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Auditors for 2002.

OTHER PROPOSED ACTION

        The Company knows of no business to come before the Annual Meeting other than the matters described above. Should any other business properly come before the Annual Meeting, stockholders' proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

        Any stockholder may submit a proposal for consideration at an annual meeting. To be eligible for inclusion in next year's Proxy Statement, stockholder proposals for the 2003 Annual Meeting must be in writing and received no later than December 1, 2002 by the Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105 and must comply with the rules and regulations of the Securities and Exchange Commission.

        Stockholders also may recommend to the Company candidates to stand for election as directors of the Company. The Human Resources Committee of the Board of Directors, which serves as the nominating committee for the Board in recommending nominations for directors of the Company, will consider such recommendations for the 2003 Annual Meeting and subsequent annual meetings. To be considered by the Human Resources Committee, recommendations for directors to be elected in any year must be submitted in writing no later than October 31 of the prior year to the Human Resources Committee, c/o Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105.

        The Company's By-laws impose notice and other requirements on a stockholder nominating a director or submitting a proposal for consideration at an annual meeting. Such notice requirements apply whether or not such stockholder desires to have his or her nomination or proposal included in the Company's Proxy Statement in accordance with the preceding paragraphs. In order for a nomination or proposal to be considered at the 2003 Annual Meeting, notice thereof must be submitted to the Secretary of the Company after the close of business on January 8, 2003 and before the close of business on February 7, 2003. If the date of the 2002 Annual Meeting is more than 30 days before, or more than 60 days after, May 8, 2003, notice by the stockholder to be timely must be so delivered after the close of business on the 120th day prior to such annual meeting date and before the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder's notice must contain the information prescribed by the Company's By-laws, copies of which are available from the Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations from its current officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the Company's 2001 fiscal year, except that Mr. Mehta filed a late Form 5.

ANNUAL REPORT ON FORM 10-K

        The Company has provided a copy of its 2001 Annual Report to stockholders (including the financial statements and financial statement schedules) to each person whose proxy is being solicited. The Company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2001 (including a list describing any exhibits not contained therein) on written request to the Company addressed to the Investor Relations Department, 201 Mission Street, San Francisco, California 94105. The exhibits to the Annual Report on Form 10-K are available on written request and payment of charges which approximate the Company's cost of reproduction.

INTERNET AND TELEPHONE VOTING

Shares Registered in the Name of the Stockholder

        Stockholders whose shares of Common Stock are registered directly with EquiServe Trust Company, N.A., the Company's transfer agent, may vote by calling EquiServe at (877) 779-8683 or through the Internet by accessing the following address:

http://www.eproxyvote.com/pvn

        Votes submitted through the Internet or by telephone through EquiServe's program must be received by midnight (Eastern time) on May 7, 2002. Voting through the Internet or by telephone will not affect your right to vote in person if you decide to attend the Annual Meeting.

Shares Registered in the Name of a Broker, Bank or Nominee

        A large number of brokerage firms and banks participate in a program provided through ADP Investor Communication Services ("ADP") that offers Internet and telephone voting options. This program is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by following the Internet voting instructions on your voting form or by calling the telephone number referenced on your voting form. Votes submitted through the Internet or by telephone through the ADP program must be received by 11:59 p.m. (Eastern time) on May 7, 2002. Voting through the Internet or by telephone through the ADP program will not affect your right to vote in person if you decide to attend the Annual Meeting.

        Proxies given pursuant to Internet and telephone voting are permitted under applicable law. The Internet and telephone voting procedures are designed to authenticate a stockholder's identity, to allow a stockholder to give his or her voting instructions and to confirm that a stockholder's instructions have been recorded properly. Stockholders voting through the Internet through either EquiServe or ADP should understand that there may be costs associated with electronic access, such as usage charges from

Internet access providers and telephone companies. These costs are the responsibility of the stockholder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

        The Company is offering its stockholders the opportunity to consent to receiving the Company's future proxy materials and annual reports electronically by providing the appropriate information when you vote through the Internet. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice (either by electronic mail or regular mail) explaining how to access these materials. Paper copies of these materials would not be sent unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the Website www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, by contacting EquiServe if you hold shares in your own name, or by contacting the Company.

        By consenting to electronic delivery, you are stating to the Company that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because the Company may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the proxy materials and annual reports.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

        Certain stockholders who share a single address will receive only one copy of this Proxy Statement and the Company's 2001 Annual Report, in accordance with a notice delivered earlier this year by your bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of this Proxy Statement or the Company's 2001 Annual Report, by contacting their record holder. Any householded stockholder who wishes to either discontinue or commence householding, or who would like to request prompt delivery of a copy of this Proxy Statement or the Company's 2001 Annual Report, may also do so by contacting us at (415) 278-6170 or by writing to us at Investor Relations, Providian Financial Corporation, 201 Mission Street, San Francisco, California 94105. If you are requesting to discontinue or commence householding, you must provide your name, the name of your broker, bank or other record holder, and your account information.

ATTENDANCE AT THE ANNUAL MEETING

        Seating at the Annual Meeting is limited. Therefore, admission is by ticket only. If you would like to attend the Annual Meeting, please call the Company at (800) 285-0708 to request an admission ticket. Your admission ticket will be held for you at the Registration Desk on the day of the Annual Meeting. To claim your admission ticket, you should bring with you proof of identification. In addition, if you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership by bringing a copy of the voting instruction card provided by your broker or a brokerage account statement showing your share ownership on March 11, 2002, the Record Date.

APPENDIX I

PROVIDIAN FINANCIAL CORPORATION
Charter of the Audit and Compliance Committee
Adopted: March 20, 2002

Status of Committee

        The Audit and Compliance Committee is a committee of the Board of Directors.

Membership

        The Committee shall consist of three or more directors, all of whom shall meet the independence and experience requirements of The New York Stock Exchange. In particular, the Chairperson of the Committee shall have accounting or related financial management expertise.

Responsibilities of the Audit and Compliance Committee

        The Committee shall be responsible for assisting the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal and external auditors. Management of the Corporation shall be responsible for the Corporation's financial reporting process and its compliance with applicable laws and regulations, and the Corporation's independent auditors shall be responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its duties, the Committee shall have the authority to engage adequate resources, including the authority to retain special legal, accounting or other consultants to the Committee. The Committee shall:

  1.
  Recommend to the Board the selection, evaluation and, where appropriate, the replacement of the Corporation's independent auditor, which firm is ultimately accountable to the Audit and Compliance Committee and the Board.

  2.
  Receive periodic reports from the independent auditor regarding the auditor's independence, including a formal written statement delineating all relationships between the auditor and the Corporation; discuss with the auditor any disclosed relationships or services that may impair the auditor's independence; and recommend that the Board of Directors take appropriate action to satisfy itself as to the auditor's independence.

  3.
  Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

  4.
  Provide criteria relating to the retention of the independent auditor to provide non-audit services, if any, including with respect to the fees for non-audit services. Review the aggregate annual fees billed by the independent auditor for the most recently completed fiscal year for financial information systems design and implementation services and all other services performed by the independent auditor for the Corporation.

  5.
  Review with the independent auditor and management, prior to the audit, the scope of, and staffing and estimated fees for, the independent auditor's annual audit of the Corporation and its subsidiaries.

  6.
  Review the annual audited financial statements of the Corporation with management and the independent auditor; review with the independent auditor and management any major issues relating to accounting and auditing principles and practices, as well as any issues relating to

1

    internal controls and any judgments made in connection with the preparation of the financial statements, in each case that could significantly impact the financial statements; and review changes in accounting principles adopted by the Corporation which have a significant impact on the financial statements.

  7.
  Meet periodically in executive sessions with the independent auditor. Review with the independent auditor any problems or difficulties the auditor may have encountered in connection with the audit and any management letter provided by the auditor and the Corporation's response to that letter.

  8.
  Meet with the Chief Financial Officer, the Chief Auditor, and the Chief Compliance Officer in separate executive sessions.

  9.
  Review the appointment and replacement of the Chief Auditor and the Chief Compliance Officer.

  10.
  Review the annual internal audit and compliance plans and internal audit and compliance reports relating to budgeting, staffing, and comments to management from the independent auditors (and any responses thereto) on accounting procedures and systems of control.

  11.
  Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

  12.
  Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

  13.
  Review with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of the Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  14.
  Review with management and the independent auditor any correspondence with regulators or government agencies that raise material issues regarding the Corporation's financial statements or accounting policies.

  15.
  Review current and future programs for compliance with sound business ethics and legal requirements; review internal compliance reports and reports of investigations relating to compliance with sound business ethics and legal requirements; and recommend actions seeking to assure compliance with sound business ethics and legal requirements.

  16.
  Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  17.
  Review significant cases of employee conflict of interest, misconduct, or fraud, including all such instances as may have a significant affect on the Corporation's financial statements.

  18.
  Review the Corporation's risk management program and internal corporate risk management reports.

  19.
  Review the status of tax audits and appeals and the adequacy of tax reserves.

  20.
  Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2

Meetings

        The Committee shall meet at least four times each year and shall hold such additional meetings as it deems necessary to fulfill its responsibilities. The Committee shall notify the Board of its actions by circulating to each member of the Board copies of its official minutes and, when appropriate, written or oral reports at meetings of the Board.

Report

        The Committee shall prepare a report each year, as required by the rules of the Securities and Exchange Commission, to be included in the Corporation's annual proxy statement.

3

P R O X Y

PROVIDIAN FINANCIAL CORPORATION
201 MISSION STREET
SAN FRANCISCO, CALIFORNIA 94105

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James Jones, Ellen Richey and Warren Wilcox, and each of them, proxies with power of substitution to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Providian Financial Corporation (the "Company") to be held at 10:30 a.m., Pacific time, on Wednesday, May 8, 2002, and any adjournments or postponements thereof, on the matters set forth below and any other business that may properly come before the meeting.

1.
Election of two directors. Nominees for directors are James V. Elliott and Ruth M. Owades.

2.
Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

SEE REVERSE SIDE

Please mark your votes as in this example. ☒

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. Election of Directors:	James V. Elliott	Ruth M. Owades
FOR ☐ WITHHELD ☐
For all, except:

2. Ratification of Appointment of Independent Auditors
FOR ☐ AGAINST ☐ ABSTAIN ☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)	DATE

PLEASE DETACH HERE. COMPLETE, SIGN AND RETURN CARD.

YOUR VOTE IS IMPORTANT. Providian Financial Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You may vote your shares electronically on the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above and have your social security number and the proxy card available. The sequence of numbers appearing in the box above, just below the perforation, is your personal code to access the system.

  •
  To vote over the Internet, access the web site http://www.eproxyvote.com/pvn 24 hours a day, 7 days a week.

  •
  To vote over the telephone, call toll-free, (877) 779-8683 24 hours a day, 7 days a week from the U.S. and Canada.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, do not mail back your proxy card.

Thank you for voting.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER PROPOSED ACTION
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
INTERNET AND TELEPHONE VOTING
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
ATTENDANCE AT THE ANNUAL MEETING
APPENDIX I
This Proxy is Solicited on Behalf of the Board of Directors